Exhibit 99.2

NOTICE OF FULL REDEMPTION

JMP GROUP INC.
7.25% SENIOR NOTES DUE 2021

**CUSIP: 46629U 305; ISIN: US46629U3059; NYSE: JMPC**

Redemption Date: December 28, 2017

NOTICE IS HEREBY GIVEN that the entire principal amount of the above-referenced notes (the “Notes”) issued pursuant to that certain Indenture, dated as of January 24, 2013 (the “Base Indenture”), between JMP Group Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of January 29, 2014 (the “Second Supplemental Indenture”), and the Third Supplemental Indenture, dated as of October 15, 2014, among the Company, JMP Group LLC, JMP Investment Holdings (together with JMP Group LLC, the “Guarantors”) and the Trustee (the Base Indenture, as so supplemented, the “Indenture”), have been called for redemption in full on December 28, 2017 (the “Redemption Date”), in the aggregate principal amount of $48,300,000. The redemption price for the Notes equals $25 in principal amount per Note being redeemed (or $48,300,000 in aggregate principal amount of the Notes), plus the accrued and unpaid interest thereon from October 15, 2017, through, but excluding, the Redemption Date (the “Redemption Payment”). The aggregate accrued interest on the Notes payable on the Redemption Date will be approximately $719,804 (or approximately $0.37 on each $25 principal amount of the Notes). The Notes are being redeemed in full pursuant to the paragraph of the Notes titled “Optional Redemption” and Section 3.2 of the Second Supplemental Indenture. All capitalized terms used herein which are not defined herein shall have the meanings specified in the Indenture.

On the Redemption Date, the Redemption Payment will become due and payable to the Holders of the Notes. Interest on the $48,300,000 in principal amount of Notes being redeemed will cease to accrue on and after the Redemption Date. Unless the Company defaults in paying the Redemption Payment with respect to such Notes, the only remaining right of the Holders with respect to such Notes will be to receive payment of the Redemption Payment upon presentation and surrender of such Notes to the Trustee in its capacity as Paying Agent. Notes held in book-entry form will be redeemed and the Redemption Payment with respect to such Notes will be paid in accordance with the applicable procedures of The Depository Trust Company.

Questions relating to this notice of redemption should be directed to U.S. Bank National Association via telephone at 1-800-934-6802 (toll-free). Payment of the Redemption Payment to the Holders will be made upon presentation and surrender of the Notes in the following manner:

If by Mail, Overnight Mail or Hand Delivery:

U.S. Bank

Corporate Trust Services

111 Fillmore Avenue E.

St. Paul, MN 55107

Attention: JMP Group Inc. (7.25% Senior Notes due 2021)

**The CUSIP number and ISIN appearing herein have been included solely for the convenience of the Holders of the Notes to be redeemed. None of the Company, the Guarantors or the Trustee shall be responsible for the selection or use of any such CUSIP number or ISIN, nor is any representation made as to their correctness or accuracy on the Notes or as indicated herein.

IMPORTANT TAX INFORMATION

Under current U.S. federal income tax law, backup withholding, at a rate of 28%, generally may apply to the payment of gross redemption proceeds, unless (i) in the case of a non-corporate holder that is a beneficial owner of Notes and that is a U.S. person (as determined for U.S. federal income tax purposes), the Paying Agent has received a properly completed IRS Form W-9 setting forth the holder’s taxpayer identification number, or (ii) the holder otherwise establishes an exemption. A holder that is a beneficial owner of Notes and that is not a U.S. person (as determined for U.S. federal income tax purposes) generally may establish an exemption from backup withholding by providing to the Paying Agent an applicable IRS Form W-8, upon which it certifies its foreign status.

JMP Group Inc.
By: U.S. Bank National Association,
as Trustee and Paying Agent

Dated: November 28, 2017